UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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PLAYTEX PRODUCTS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Below is a communication transmitted to certain employees of Playtex Products, Inc. (“Playtex”) on August 28, 2007:

Date:	28 August 2007

To:	All Salaried Schick-Wilkinson Sword and Playtex Colleagues

Subject:	Integration Update — Assessment and Selection

The purpose of this note is to update you on our plans to merge and integrate the Playtex and Schick-Wilkinson Sword organizations and to share with you an overview of how we will approach selecting talent to fill roles in the new organization.

Organization Design

•                  We have formed functional design teams consisting of management from both Playtex and Schick to design the organizational structure for the merged businesses.  They will determine the structure of each function based on the needs of the business and the established financial synergy goals that we will achieve through the merger.

•                  Final organization designs are expected to be complete by early October.

Assessment and Selection Process

•                  Playtex and Schick are committed to creating opportunities for career enhancement for our employees for the long-term.  Our selection process is designed to retain the top talent from both organizations.

•                  Once the organization design has been finalized, representatives from both Playtex and Schick will jointly assess talent from both organizations and make selection decisions, using guidelines set by the Integration Steering Committee.

•                  Jobs will be filled starting with the most senior level roles first (e.g., Vice Presidents).

•                  Generally, colleagues will not be interviewed, but will be assessed based on demonstrated past performance, current capabilities and future potential.  Colleagues in most functional areas at Schick and Playtex will undergo an assessment.  Functional areas in which colleagues may not be assessed are: (1) functions not impacted by the integration because they will continue as structured today or (2) functional areas that exist today that will not be part of the new organizational structure.

•                  When making placement decisions, consideration will also be given to continuity on the business, current knowledge of job and practicality of relocation.

•                  Managers will be asked to prepare a performance review for those colleagues who are new to the organization and do not yet have a performance review on record.

•                  Colleagues will be asked to voluntarily provide supplemental data by completing the attached Individual Career Data form.  This form will be used as one of multiple data points during selection decisions to better understand internal and external employment experience and educational background.  Please note that, while all colleagues are being asked to complete this form, there may be some functions that are not involved in the selection process, as noted above.  Since we are in the early stages of organization design, we are not yet able to identify these functional areas. Therefore, the data we obtain from the Career Data forms may not be utilized for some individuals.

Timing

•                  Some functional teams may begin assessment and selection activity earlier than others in order to meet the needs of the business.  For example, to fulfill our goal of having a single sales force as quickly as possible, the sales team may begin assessment and selection activity in mid-September.

•                  Most decisions and offers will be made between early October and November 15th, assuming an October 1st close of the merger.  We aim to inform as many colleagues as possible of decisions before that time, although some selection activity may carry over into the first quarter of calendar 2008.

Thank you again for your continued support and understanding as we plan the integration.  We will keep you informed as we continue the progress on this very important initiative.

David P. Hatfield	Neil DeFeo
President & Chief Executive Officer	Chairman, President &
Schick-Wilkinson Sword	Chief Executive Officer
Playtex Products, Inc.

Important Merger Information

In connection with the proposed acquisition of Playtex by Energizer Holdings, Inc. (“Energizer”), Playtex filed a proxy statement with the Securities and Exchange Commission (the “SEC”) on August 27, 2007, and Playtex and Energizer intend to file other relevant materials with the SEC.  The proxy statement was mailed to Playtex stockholders seeking their approval of the proposed transaction. Before making any voting decision with respect to the proposed acquisition, stockholders of Playtex are urged to read the proxy statement and all other relevant documents filed with the SEC when they become available, because they contain or will contain important information about the proposed transaction, Playtex and Energizer.  This document may be deemed to be soliciting material in respect of the proposed transaction.

Investors and security holders can obtain the proxy statement and other documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Playtex stockholders may obtain free copies of the proxy statement and other documents filed with the SEC when available by contacting Playtex’s Investor Relations at 203-341-4017.  You may also read and copy any reports, statements and other information filed by Playtex or Energizer with the SEC at the SEC public reference room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The directors, executive officers and other members of management and employees of Playtex may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding the directors and executive officers of Playtex is available in the proxy statement filed with the SEC on August 27, 2007, as well as the 2006 Annual Report on Form 10-K, filed with the SEC on March 13, 2007 and the proxy statement for Playtex’s 2007 annual meeting of stockholders, filed with the SEC on March 23, 2007.  Energizer may also be deemed to be a participant in the solicitation.  For information regarding an agreement among Energizer, certain directors, all executive officers and certain stockholders of Playtex, under which such directors, executive officers and stockholders have agreed, among other things, to vote or cause to be voted their shares of Playtex common stock in favor of adoption of the merger agreement and approval of the merger, see “Stockholder Agreement” on page 60 of the proxy statement.  Additional information regarding the interests of such potential participants is included in the proxy statement and will be included in the other relevant documents filed with the SEC when they become available.